Exhibit 99.2
SCHEDULE OF CERTAIN OFFICERS
PARTIES TO THE INDEMNIFICATION AGREEMENT
Stanley Dempsey, Executive Chairman
Tony Jensen, President and Chief Executive Officer
Stefan Wenger, Chief Financial Officer and Treasurer
Karen Gross, Vice President and Corporate Secretary
Bruce C. Kirchhoff, Vice President and General Counsel
William Heissenbuttel, Vice President Corporate Development